UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2006

AMERUS GROUP CO.

(Exact name of registrant as specified in its charter)

Iowa	001-15166	42-1458424
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

699 Walnut Street Des Moines, Iowa
(Address of principal executive offices)

(515) 362-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

__________________________________

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

                On November 15, 2006, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 12, 2006, by and among Aviva plc, a public limited company organized under the laws of England and Wales ("Aviva"), Libra Acquisition Corporation, an Iowa corporation and an indirect wholly owned subsidiary of Aviva (the "Merger Sub"), and AmerUs Group Co., an Iowa corporation ("AmerUs"), Merger Sub merged with and into AmerUs (the "Merger"), with AmerUs continuing after the Merger as an indirect wholly owned subsidiary of Aviva. Pursuant to the Merger Agreement, each outstanding share of the common stock of AmerUs, no par value per share (the "Common Stock") was converted in the Merger into the right to receive $69.00 in cash, without interest. In addition, each outstanding option to purchase Common Stock was canceled and converted into the right to receive an amount of cash per share equal to the excess, if any, of $69.00 over the exercise price of the option in accordance with the terms of the Merger Agreement. In addition, AmerUs' other equity incentive instruments were cashed out in the Merger in accordance with the terms of the Merger Agreement.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to AmerUs' Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on July 13, 2006, and is incorporated herein by reference.

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

                In connection with the completion of the Merger, AmerUs has notified the New York Stock Exchange (the "Exchange") that each outstanding share of Common Stock was converted in the Merger into the right to receive $69.00 in cash, without interest, and has requested that the Exchange file a notification of removal from listing on Form 25 with the Commission with respect to the Common Stock. In addition, AmerUs has filed with the Commission a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under Section 12(g) of the Exchange Act of 1934, as amended (the "Exchange Act") and that the reporting obligations of AmerUs under Sections 13 and 15(d) of the Exchange Act be suspended. Nothing in this Item 3.01 shall modify any reporting obligations that AmerUs may have under the indentures governing its outstanding debt.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

                Pursuant to the Merger Agreement, each outstanding share of Common Stock was converted in the Merger into the right to receive $69.00 in cash, without interest. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT.

                As a result of the Merger, AmerUs became a wholly owned subsidiary of Aviva. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS;
ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN
OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN
OFFICERS.

                On November 15, 2006, the following directors of AmerUs resigned from its board of directors, effective upon completion of the Merger: David A. Arledge, Roger K. Brooks, Thomas F. Gaffney, Louis A. Holland, Ward M. Klein, John W. Norris Jr., Jack C. Pester, Heidi L. Steiger, Stephen Strome, John A. Wing, and F.A. Wittern Jr.

As provided in the Merger Agreement, Hans L. Carstensen III, Philip Gordon Scott, and Jeffery Jay Whitehead, the directors of Merger Sub, became directors of AmerUs upon completion of the Merger. In addition, as provided in the Merger Agreement, Thomas C. Godlasky, as the President and Chief Executive Officer of AmerUs, was elected as a director of Merger Sub.

Melinda S. Urion, Executive Vice President, Chief Financial Officer and Treasurer of AmerUs, will be leaving AmerUs effective December 15, 2006, in connection with the completion of the Merger, pursuant to the terms of a separation and release agreement between Ms. Urion and AmerUs, dated November 14, 2006 (the "Separation Agreement"). The Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;
CHANGE IN FISCAL YEAR.

                In connection with the Merger, the Bylaws of AmerUs were amended and restated effective as of November 15, 2006. The Amended and Restated Bylaws of AmerUs are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.

                On November 15, 2006, AmerUs issued a press release announcing the completion of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of July 12, 2006, by and among Aviva plc, Libra Acquisition Corporation and AmerUs Group Co. (incorporated by reference to Exhibit 2.1 of AmerUs Group Co.'s Current Report on Form 8-K, filed on July 13, 2006).

3.1	Amended and Restated Bylaws of AmerUs Group Co.
10.1	Separation and Release Agreement, dated as of November 14, 2006, by and between Melinda S. Urion and AmerUs Group Co.
99.1	Press Release, dated November 15, 2006, issued by AmerUs Group Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERUS GROUP CO.

Date:	November 15, 2006	By: /s/ Brenda J. Cushing
		Name:	Brenda J. Cushing
		Title:	Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of July 12, 2006, by and among Aviva plc, Libra Acquisition Corporation and AmerUs Group Co. (incorporated by reference to Exhibit 2.1 of AmerUs Group Co.'s Current Report on Form 8-K, filed on July 13, 2006).

3.1	Amended and Restated Bylaws of AmerUs Group Co.
10.1	Separation and Release Agreement, dated as of November 14, 2006, by and between Melinda S. Urion and AmerUs Group Co.
99.1	Press Release, dated November 15, 2006, issued by AmerUs Group Co.